Exhibit 5.1

Kenneth L. Guernsey

T: +1 415 693 2091

kguernsey@cooley.com

August 14, 2012

Exelixis, Inc.

210 East Grand Ave.

South San Francisco, California 94080

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance by Exelixis, Inc., a Delaware corporation (the “Company”) of up to 34,500,000 shares of the Company’s common stock, par value $0.001 (the “Shares”) (including up to 4,500,000 Shares that may be sold pursuant to the exercise of an over-allotment option), pursuant to the Registration Statement on Form S-3 (File No. 333-182018), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to Rules 462(b) and 462(e) of the Act on June 8, 2012 and declared effective by the Commission on June 8, 2012 (the “Registration Statement”), including the related prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). All of the Shares are to be issued and sold by the Company as described in the Registration Statements and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; and (v) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800         T: (415) 693-2000         F: (415) 693-2222         WWW.COOLEY.COM

August 14, 2012

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modify the opinion expressed herein. We express no opinion as to whether the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, the filing of this opinion as an exhibit to a current report of the Company on Form 8-K and the incorporation by reference of this opinion in the Registration Statement.

Very truly yours,

Cooley LLP

By:	/s/ Kenneth L. Guernsey
Kenneth L. Guernsey

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800         T: (415) 693-2000         F: (415) 693-2222         WWW.COOLEY.COM